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                                  Exhibit 23.2

                               Consent of KPMG LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Pulaski Financial Corp.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Pulaski Financial Corp. (the Company) of our report dated December 12, 2008, with respect to the consolidated balance sheets of the Company as of September 30, 2008 and 2007, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2008, and the effectiveness of internal control over financial reporting as of September 30, 2008, which reports appear in the September 30, 2008, which reports appear in the September 30, 2008 annual report on Form 10-K of the Company.

Our report with respect to the consolidated finanical statements contains an explanatory paragraph that refers to Pulaski Financial Corp.'s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), SHARE-BASED PAYMENT, on October 1, 2005.

/s/ KPMG LLP


St. Louis, Missouri
March 6, 2009